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                                                                    EXHIBIT 5.1


                     [Letterhead of Vinson & Elkins L.L.P.]


                                January 28, 2003


ENTERPRISE PRODUCTS PARTNERS L.P.

ENTERPRISE PRODUCTS OPERATING L.P.

2727 N. LOOP WEST
HOUSTON, TEXAS 77008

Ladies and Gentlemen:


         We have participated in the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended on the effective date thereof being referred to herein as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof with respect to the registration of up to $1,500,000,000 of common units ("Common Units") of Enterprise Products Partners L.P. ("Enterprise") and/or debt securities (the "Debt Securities") of Enterprise Products Operating L.P. ("Operating") and guaranties (the "Guaranties") of such Debt Securities by Enterprise (the Common Units, Debt Securities and Guaranties being referred to collectively herein as the "Securities"). We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the "Prospectus").

         In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the Third Amended and Restated Agreement of Limited Partnership of Enterprise, dated as of May 15, 2002, as amended (iii) the Amended and Restated Agreement of Limited Partnership of Enterprise Products Operating L.P. dated as of July 31, 1998, and
(iv) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Enterprise (and, if appropriate, Operating) and the other parties thereto; and
(v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

         Based upon and subject to the foregoing, we are of the opinion that:

         With respect to the Common Units, when (i) Enterprise has taken all necessary action to approve the issuance of such Common Units, the terms of the offering and related matters and (ii) the Common Units have been issued and delivered in accordance with terms of the applicable definitive purchase, underwriting or similar agreement approved by Enterprise upon payment of the consideration therefore provided for therein, then the Common Units will be validly issued, fully paid and non-assessable.

         With respect to the Debt Securities and the Guaranties, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) Operating and Enterprise have taken all necessary action to approve the issuance and terms of such Debt Securities and Guaranties, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guaranties have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by Operating and Enterprise upon payment of the consideration therefore provided for therein, such Debt Securities and Guaranties will be legally issued and will constitute valid and legally binding obligations of Operating and Enterprise, respectively, enforceable against Operating and Enterprise in accordance with their

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terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and generally principles of equity.

         We hereby consent to the references to this firm under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                                   Very truly yours,


                                                   /s/ VINSON & ELKINS L.L.P.
                                                   --------------------------
                                                   VINSON & ELKINS L.L.P.